Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

     We have read the statements made by Kings Road Entertainment, Inc. (copy attached) which we understand will be filed with the Commission pursuant to
Item 4 of Form 8-K as part of the Company's 8K report dated August 13, 1999. We agree with the statements concerning our Firm in such Form 8K.

Very truly yours,


/s/
---------------------------------
Richard A. Eisner & Company, LLP

September 14, 1999